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                                                                   EXHIBIT 99.2
Dear Stockholder:

A Special Meeting of Stockholders of The Walt Disney Company will be held at The Waldorf-Astoria Hotel, 301 Park Avenue, New York, New York, on January 4, 1996 at 10:00 a.m., Eastern Standard Time. At the special meeting, stockholders will act to consider and vote upon a proposal regarding the acquisition by The Walt Disney Company of Capital Cities/ABC, Inc. In addition you will be asked to consider and vote upon the adoption of the 1995 Stock Incentive Plan and an amendment to the 1990 Stock Incentive Plan.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting, please review the enclosed proxy statement, complete the proxy form below and return it promptly in the envelope provided.

If you do plan to attend the special meeting in person, please note that complimentary theme park passes will not be distributed and, due to space limitations, attendance at the meeting will be limited to stockholders only.

Sincerely,

Marsha L. Reed
Corporate Secretary
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         SPECIAL MEETING OF STOCKHOLDERS -- TO BE HELD JANUARY 4, 1996
                  THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned participant in the Disney Salaried Savings & Investment Plan (the "Plan") hereby (1) acknowledges receipt of the Notice of Special Meeting of Stockholders (the "Special Meeting") of The Walt Disney Company, a Delaware corporation ("Disney") and the Joint Proxy Statement/Prospectus in connection therewith and (2) directs the Trustee to vote (in person or by proxy) the number of shares of Company stock credited to the undersigned's account under the Plan at the Special Meeting of Stockholders and at any adjournment thereof, as indicated on the reverse side of this card. In the Trustee's discretion, it may vote upon such other matters as may properly come before the meeting.

             THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE.

                     Continued and to be voted on reverse

Date __________________________
Signature _____________________

Please date this proxy and sign your name exactly as it appears hereon and mail this proxy in the enclosed envelope. No postage is required. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such.

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The Board of Directors recommends a vote FOR items (1) and (2) listed below.
Items (1) and (2) below are not conditioned on one another.

1) To approve and adopt the Amended and Restated Agreement and Plan of Reorganization, dated as of July 31, 1995, by and between Disney and Capital Cities/ABC, Inc. and the related Agreement and Plan of Merger among DC Holdco, Inc., Disney and DCA Merger Corp.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

2) To approve and adopt the 1995 Stock Incentive Plan and the rules relating thereto (the "1995 Plan") and an amendment to the 1990 Stock Incentive Plan and the rules relating thereto (the "1990 Plan') to conform the 1990 Plan to the proposed 1995 Plan.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

                          PLEASE MARK ALL
                          CHOICES LIKE THIS    [X]